Exhibit 99.1

BUILDING MOMENTUM Juniata Valley Financial Corp. 2026 Annual Meeting May 19, 2026 Exhibit 99.1

MARTIN DREIBELBIS CHAIRMAN

AGENDA • Call to Order • Rules of Conduct • Introduction of Members of the Board of Directors • Determine Presence of Quorum, Approval of Minutes, Appointment of Judges of Election • Nominations • Management’s Presentation – Building Momentum • Questions/Comments • Voting Tabulation • Adjournment

BOARD OF DIRECTORS Martin Dreibelbis Chairman Christina Calkins-Mazur Joseph Scarnati III Steven Sliver Gary Kelsey Marcie Barber Michael Buffington Vice Chairman John Henry IV

MEETING BUSINESS Determine Presence of Quorum, Approval of Minutes, Appointment of Judges of Election Election of Directors “Say on Pay” 2026 Long-Term Incentive Plan

FORWARD LOOKING STATEMENTS This presentation may contain “forward looking” information as defined by the Private Securities Litigation Reform Act of 1995. When words such as “believes”, “expects”, “anticipates” or similar expressions are used in this presentation, Juniata is making forward-looking statements. Such information is based on Juniata’s current expectations, estimates and projections about future events and financial trends affecting the financial condition of its business. These statements are not historical facts or guarantees of future performance, events or results. Such statements involve potential risks and uncertainties and, accordingly, actual results may differ materially from this forward-looking information. Many factors could affect future financial results. Juniata undertakes no obligation to publicly update or revise forward looking information, whether as a result of new or updated information, future events, or otherwise. For a more complete discussion of certain risks and uncertainties affecting Juniata, please see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Forward-Looking Statements” set forth in the Juniata’s filings with the Securities and Exchange Commission.

BUILDING MOMENTUM MARCIE BARBER PRESIDENT AND CEO MICHAEL WOLF EVP AND CFO

YEAR-OVER-YEAR COMPARATIVE FINANCIAL RESULTS Earnings Highlights 2025 2024 Net Income (in thousands) $7,983 $6,229 Return on Average Assets 0.92% 0.72% Return on Average Equity 15.30% 14.19% Net Interest Margin (fully tax equivalent) 2.98% 2.71% Loans to Deposits 76.92 71.38% Efficiency Ratio 66.61% 72.77% Earnings per Share, diluted $1.59 $1.24 Highlights Balance Sheet • Robust loan growth • Deposit growth across all types especially in demand deposit accounts • Excess cash deployed to fund loan growth Income Statement • Net Interest Margin expanded by 27 basis points • Non-interest income stable • Non-interest expense decreased due to cost containment measures

$580,354 $591,945 $625,236 $670,632 $793,718 $810,518 $830,875 $871,811 $848,874 $895,263 $500,000 $600,000 $700,000 $800,000 $900,000 $1,000,000 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 At December 31, (in thousands) TEN-YEAR ASSET TREND

DIVERSIFIED DEPOSIT BASE • Stable and growing core deposit base • Time deposit growth continued • Increase in demand deposits and savings account balances in 2025 • Deposit mix remains relatively consistent over the last five years • Only 16.2% of totals deposits are uninsured at December 31, 2025 26.8% 22.3% 5.7% 17.0% 28.1% Deposit Mix as of December 31, 2025 Non-Interest Bearing Interest Bearing Demand Money Market Savings Time Deposits Dec-21 Dec-22 Dec-23 Dec-24 Dec-25 Total Deposits (in thousands) $708,447 $711,512 $749,045 $747,957 $781,799 Noninterest-Bearing Demand $182,022 $199,131 $197,027 $196,801 $209,865 Interest-Bearing Demand $170,210 $162,917 $174,684 $161,821 $174,474 Money Market $70,764 $64,111 $45,533 $47,080 $44,923 Savings $142,187 $143,082 $134,414 $128,903 $132,644 Time Deposits $143,264 $142,271 $197,387 $213,352 $219,893 Total Deposit Growth 13.7% 0.4% 5.3% (0.1%) 4.5% Percentage of Total Deposits Dec-21 Dec-22 Dec-23 Dec-24 Dec-24 Noninterest-Bearing Demand 25.7% 28.0% 26.3% 26.3% 26.8% Interest-Bearing Demand 24.0% 22.9% 23.3% 21.6% 22.3% Money Market 10.0% 9.0% 6.1% 6.3% 5.7% Savings 20.1% 20.1% 17.9% 17.2% 17.0% Time Deposits 20.2% 20.0% 26.4% 28.5% 28.5%

LOAN DIVERSIFICATION

- Loan growth of 12.6% in 2025
  - Commercial loan growth through organic growth within and outside of our branch footprint
  - Residential mortgage loan growth for the fourth consecutive year after a decade of declining balances
- Growth without sacrificing asset quality
- Relatively stable loan segmentation

	Dec-21	Dec-22	Dec-23	Dec-24	Dec-25
Total Loans (in thousands)	$418,303	$484,512	$525,394	$533,869	$601,378
Real Estate Mortgage	$131,754	$150,290	$162,385	$162,771	$173,889
Construction Loans	$43,281	$50,748	$52,589	$37,827	$58,064
Commercial Real Estate	$159,806	$199,206	$223,077	$247,582	$273,135
Commercial Business	$62,639	$61,458	$65,821	$68,234	$78,016
Municipal Loans	$16,323	$18,770	$17,232	$13,850	$15,258
Personal Consumer	$4,500	$4,040	$4,290	$3,605	$3,016
Net Loan Growth	0.2%	15.8%	8.4%	1.6%	12.6%

Percentage of Total Loans	Dec-21	Dec-22	Dec-23	Dec-24	Dec-25
Real Estate Mortgage	31.5%	31.0%	30.9%	30.5%	28.9%
Construction Loans	10.3%	10.5%	10.0%	7.1%	9.7%
Commercial Real Estate	38.2%	41.1%	42.5%	46.4%	45.4%
Commercial Business	15.0%	12.7%	12.5%	12.8%	13.0%
Municipal Loans	3.9%	3.9%	3.3%	2.6%	2.5%
Personal Consumer	1.1%	0.8%	0.8%	0.7%	0.5%


Percentage of Total Loans
Municipal Loans, 2.5%
Personal Consumer, 0.5%
Commercial Business, 13.0%
Real Estate Mortgage, 28.9%
Commercial Real Estate, 45.4%
Constructions Loans, 9.7%

CREDIT QUALITY AND COVERAGE ALL / ACL (in thousands) Dec-21 Dec-22 Dec-23 Dec-24 Dec-25 Total Loans $ 418,303 $ 484,512 $ 525,394 $ 533,869 $ 601,378 Total reserves $ 4,041 $ 4,372 $ 5,677 $ 6,183 $ 7,038 Reserve coverage ratio 0.99% 0.90% 1.08% 1.16% 1.18% RESERVES MINIMAL NON-PERFORMING LOANS LOW CHARGE OFFS Non-performing loans (in thousands) Dec-21 Dec-22 Dec-23 Dec-24 Dec-25 Non-performing loans $ 226 $ 179 $ 4,952 $ 615 $ 634 Non-performing loan ratio 0.05% 0.04% 0.94% 0.12% 0.11% Net (charge-offs) / recoveries (in thousands) Dec-21 Dec-22 Dec-23 Dec-24 Dec-25 Net (charge-offs) / recoveries $ 183 $ 64 $ 39 $ (28) $ (23) Average loans 423,285 441,970 502,229 536,857 562,386 Charge-off / (recovery) ratio 0.04% 0.01% 0.01% (0.01%) (0.00%) 0.99% 0.90% 1.08% 1.16% 1.18% 0.70% 0.90% 1.10% 1.30% YE 2021 YE 2022 YE 2023 YE 2024 YE 2025 Total Reserves for Loans as % of Total Loans 0.05% 0.04% 0.94% 0.12% 0.11% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% YE 2021 YE 2022 YE 2023 YE 2024 YE 2025 Non-Performing Loans as % of Total Loans 0.04% 0.01% 0.01% (0.01)% 0.00% (0.05)% 0.00% 0.05% YE 2021 YE 2022 YE 2023 YE 2024 YE 2025 Net (Charge-Offs) Recoveries as % of Avg Loans

CAPITAL AND LIQUIDITY AT DECEMBER 31, 2025 • JVB is well capitalized • Tier one risk-based capital 11.4% versus minimum requirement plus capital conservation buffer of 8.5% • Total risk-based capital 12.5% versus minimum requirement plus capital conservation buffer of 10.5% • Liquid Assets 8.1% of Total Assets • Liquid Assets plus Off-Balance Sheet Liquidity 51.7% of Total Assets • Dividend yield 6.3% • Dividend payout ratio 55.3% Regulatory Capital Liquidity Dividend Yield

MOVING FORWARD IN 2026 Centre County Region Expansion Senator McCormick & PA Bankers Association Philadelphia Federal Reserve Bank PA State Police & local agencies partnership against fraud

BELLEVILLE OFFICE OPENING 2026

2026 FIRST QUARTER FINANCIAL RESULTS Earnings Highlights 2026 Quarter 1 2025 Quarter 1 Net Income (in thousands) $2,797 $2,008 Return on Average Assets 1.25% 0.94% Return on Average Equity 19.04% 16.55% Net Interest Margin (fully tax equivalent) 3.39% 2.83% Loans to Deposits 77.36% 71.99% Efficiency Ratio 59.43% 64.55% Earnings per Share, diluted $0.55 $0.40 Non-performing loan ratio 0.1% 0.1%

QUESTIONS & COMMENTS This presentation has been filed with the SEC on a Form 8-K

VOTE TABULATION REPORT LISA SNYDER

MEETING ADJOURNMENT Juniata Valley Financial Corp. 2026 Annual Meeting May 19, 2026